Exhibit 99.1

FOR IMMEDIATE RELEASE

For media inquiries, contact:
 Joe Horine, Citrix Systems, Inc.
 (954) 267-3042 or joseph.horine@citrix.com
 Eric Armstrong, Citrix Systems, Inc.
 (954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:
 Jeff Lilly, Citrix Systems, Inc.
 (954) 267-2886 or jeff.lilly@citrix.com

Citrix Reports Third Quarter Earnings

Reports Revenue of $144 Million; Year-Over-Year Revenue Growth of 21%; Earnings
Per Share of $0.18, Up 89% Over Comparable Period Last Year; Adjusted Earnings
Per Share of $0.19, Up 94% Over Comparable Period Last Year

FORT LAUDERDALE, Fla. – October 22, 2003 – Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported results for the third quarter ended September 30, 2003.

FINANCIAL RESULTS

     Revenues for the three months ended September 30, 2003 were $144.3 million compared to $118.9 million in the same period of the prior year. Net income was $31.0 million for the third quarter of 2003, or $0.18 per share, as compared to $16.8 million, or $0.10 per share, in the comparable period of the prior year. Net income, adjusted to exclude the effect of amortization of intangible assets primarily related to business combinations, was $32.8 million for the third quarter of 2003, or $0.19 per share, as compared to $17.4 million, or $0.10 per share, in the comparable period of the prior year.

     “We had a solid quarter, and I’m quite pleased with our performance,” said Mark Templeton, president and chief executive officer for Citrix. “We saw strong demand from large enterprises, which contributed to the strength in our top-line and an increase in deferred revenue.

     “Overall, I believe our results demonstrate that we are executing well in selling to large enterprises, and that our customers see great value in access infrastructure for the on-demand enterprise.”

FINANCIAL HIGHLIGHTS

•	Total revenue grew about 21% over the comparable period last year.

•	Deferred revenue balance grew by $16.4 million, about 13%, during the quarter to approximately $144.6 million.

•	Operating margin was 26.8% for the quarter; adjusted operating margin was 28.8%, excluding the effect of amortization of intangible assets primarily relating to business combinations.

•	Cash flow from operations was approximately $72.6 million for the quarter.

•	Cash and investments totaled approximately $810.7 million at the end of the quarter.

•	During the quarter, the company repurchased about 1.9 million shares at an average net price per share of $19.79.

GLOBAL BRANDING AND ADVERTISING CAMPAIGN

     In September, Citrix launched a $14 million global advertising campaign designed to raise the company’s overall visibility and build the Citrix brand as the leading provider of access infrastructure for the on-demand enterprise. The campaign marks the first global branding initiative in Citrix history and builds on the company’s introduction of a complete suite of access infrastructure software. Leveraging the strong loyalty Citrix has secured from its installed base of more than 120,000 customers globally, the company enlisted the help of customer CIOs to participate in the campaign and explain how Citrix software helps grow their businesses. Among the customer participants in the integrated campaign, which comprises print, online, billboard and radio advertising, are Delta Air Lines, AutoNation and smart, a brand of DaimlerChrysler.

CUSTOMER HIGHLIGHTS

     Citrix closed several large deals during the quarter in the financial services, insurance, telecommunications, medical, government and technology sectors.

     In the financial services sector, Citrix signed a deal with Bankdata, one of the leading suppliers of banking information technology in Denmark. Bankdata will implement Citrix MetaFrame Presentation Server for Windows, Enterprise Edition, to centralize information technology management and deploy applications more quickly to around 4,000 users at more than 100 locations.

PRODUCT AND ALLIANCE HIGHLIGHTS

•	In September, Citrix shipped MetaFrame® Password Manager, the most efficient single sign-on and password security solution for accessing password-protected applications. MetaFrame Password Manager is a key part of the Citrix® MetaFrame Access Suite, which gives users a single point of access to enterprise applications and information on demand anywhere, anytime, using any device, over any connection. Citrix also announced broad support for the new product from customers including Rockford Health System and Pressley Ridge, and partners including RSA, SAFLINK Corporation and Secure Computing.

•	In other product news, Citrix announced international versions of MetaFrame Secure Access Manager for French, German and Spanish customers. MetaFrame Secure Access Manager is the most cost-effective way to get secure, remote, single-point access over the Web to any enterprise information resource, including client/server, legacy and Web applications, Internet and intranet sites, streaming media, documents, network file services, and XML-based Web services.

•	At Citrix iForum™ 2003 held October 13 – 15, Citrix announced that:

o	It was named by Microsoft as its first ever Global Independent Software Vendor Partner of the Year for delivering the best customer solutions as a Microsoft Global Gold Certified Partner for Software Products;

o	It has signed a systems integration agreement with IBM, which will allow IBM sales personnel to offer the Citrix® MetaFrame® Access Suite of products to IBM eServer® xSeries customers; and,

o	Customers now have the option to purchase the entire Citrix® MetaFrame® Access Suite as a bundle package for one price.

BUSINESS OUTLOOK

     Citrix management offers the following guidance for the quarter and year ending December 31, 2003:

•	Revenue is expected to be in the range of $147 million to $157 million for the quarter ending December 31, 2003; for the full year 2003, revenue is expected to be in the range of $577 million to $587 million.

•	Earnings per share is expected to be in the range of $0.17 to $0.19 for the quarter ending December 31, 2003; for the full year 2003, earnings per share is expected to be in the range of $0.70 to $0.72.

•	Adjusted earnings per share, which excludes the effect of amortization of intangible assets primarily related to business combinations, is expected to be in the range of $0.18 to $0.20 for the quarter ending December 31, 2003; for the full year 2003, adjusted earnings per share is expected to be in the range of $0.74 to $0.76.

     The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

CONFERENCE CALL INFORMATION

     Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at www.citrix.com/investors.

     The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors through November 6, 2003. In addition, an audio replay of the conference call will be available through October 29, 2003, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 3090750).

About Citrix

     Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader in access infrastructure solutions and the most trusted name in enterprise access. Citrix software enables people in businesses, government agencies, and educational institutions to securely, easily and instantly access the on-demand enterprise, from anywhere, anytime, using any device, over any connection. Nearly 50 million people in more than 120,000 organizations rely on the Citrix MetaFrame Access Suite to do their jobs. Citrix customers include 100% of the Fortune 100 companies, 99% of the Fortune 500, and 92% of the Fortune Global 500. Based in Fort Lauderdale, Florida, Citrix has offices in 22 countries, and more than 7,000 channel and alliance partners in more than 100 countries. For more information visit http://www.citrix.com.

FOR CITRIX INVESTORS

     This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in Business Outlook and in the reconciliation of non-GAAP measures to comparable U.S. GAAP measures concerning management’s forecast of revenue and earnings per share, statements regarding the company’s existing and new products, the potential size of product markets, and statements concerning internal operations, marketing, management’s plans, objectives and strategies, and management’s assessment of market factors, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company’s product lines; the company’s product concentration and its ability to develop and commercialize new products and services; the success of investments in foreign operations and markets; the success of acquisitions; the company’s success in expanding into new geographic and vertical markets; the company’s ability to maintain and expand its core business in large enterprise accounts; the size, timing and recognition of revenue from significant orders and other revenue recognition changes, including increases in deferred revenue; the company’s reliance on and the success of the company’s independent distributors and resellers for the marketing and distribution of the company’s products; increased competition, including potential competition from Microsoft and other companies; changes in the company’s pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees, as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in and the effects of a weak IT spending environment which has impacted the overall demand for software and related services; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

     This press release contains non-GAAP financial measures as defined by SEC Regulation G. These non-GAAP financial measures should not be construed as superior to GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed in this press release (if available) and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate web site at http://www.citrix.com/investors.

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Citrix® and MetaFrame® are registered trademarks or trademarks of Citrix Systems, Inc. in the U.S. and other countries. Microsoft®, Windows® and Outlook® are registered trademarks of Microsoft Corporation in the U.S. and/or other countries. UNIX® is a registered trademark of The Open Group in the U.S. and other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data — unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

License revenue	$133,475	$108,423	$397,349	$332,175
Technical services revenue	10,866	10,475	33,532	32,407
Royalty revenue	—	—	—	14,082

Total net revenues	144,341	118,898	430,881	378,664

Cost of revenues	5,350	4,375	15,117	13,885

Gross margin	138,991	114,523	415,764	364,779

Operating expenses:
Research and development	15,656	17,146	47,025	53,054
Sales, marketing and support	61,331	56,291	183,592	178,902
General and administrative	20,420	21,072	64,464	65,649
Amortization of intangible assets	2,868	2,646	8,541	8,588

Total operating expenses	100,275	97,155	303,622	306,193

Income from operations	38,716	17,368	112,142	58,586
Other income, net	1,021	1,944	4,099	5,359

Income before income taxes	39,737	19,312	116,241	63,945

Income taxes	8,742	2,497	25,573	9,592

Net income	$30,995	$16,815	$90,668	$54,353

Earnings per common share – diluted	$0.18	$0.10	$0.53	$0.30

Weighted average shares outstanding – diluted	171,111	175,891	171,135	181,503

Adjusted net income	$32,806	$17,422	$96,082	$60,202

Adjusted net income per share – diluted	$0.19	$0.10	$0.56	$0.33

Note: The above presentation of adjusted net income and adjusted earnings per share has been adjusted to exclude the effects of amortization of core technology and other intangible assets primarily related to business combinations of $2.9 million and $2.6 million for the three months ended September 30, 2003 and 2002, respectively, and $8.5 million and $8.6 million for the nine months ended September 30, 2003 and 2002, respectively.

Condensed Consolidated Balance Sheets
(In thousands — unaudited)

	September 30, 2003	December 31, 2002

ASSETS:
Cash and short-term investments	$515,077	$219,913
Accounts receivable, net	85,563	69,471
Other current assets	90,690	85,915

Total current assets	691,330	375,299

Long-term investments	295,607	499,491
Property and equipment, net	66,927	76,534
Goodwill and other intangible assets, net	174,768	183,213
Other long-term assets	15,184	26,994

Total assets	$1,243,816	$1,161,531

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$102,638	$92,926
Current portion of deferred revenue	133,768	95,963
Convertible subordinated debentures	346,876	—

Total current liabilities	583,282	188,889

Long-term portion of deferred revenue	10,797	8,028
Convertible subordinated debentures	—	333,549

Put warrants and common stock subject to repurchase	—	16,475

Stockholders’ equity	649,737	614,590

Total liabilities and stockholders’ equity	$1,243,816	$1,161,531

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. In addition, Citrix provides these non-GAAP measures of the company’s performance to investors to enable them to better compare Citrix’s most recent results of operations against financial models prepared by the company’s investors and securities analysts. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”) such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.

The following tables reconcile non-GAAP financial measures used in this release to the most comparable U.S. GAAP measure for the respective periods (in thousands, except for per share information and percentages):

Three Months Ended September 30, 2003

					Earnings Per Share
	Operating Expenses	Operating Income	Operating Margin	Net Income	– Diluted	Tax Rate

U.S. GAAP measure	$100,275	$38,716	26.8%	$30,995	$0.18	22.0%
Adjustments to exclude the effects of amortization	2,868	2,868	2.0	1,811	0.01	1.0

Adjusted figures	$97,407	$41,584	28.8%	$32,806	$0.19	23.0%

Three Months Ended September 30, 2002

					Earnings Per Share
	Operating Expenses	Operating Income	Operating Margin	Net Income	– Diluted	Tax Rate

U.S. GAAP measure	$97,155	$17,368	14.6%	$16,815	$0.10	12.9%
Adjustments to exclude the effects of amortization	2,646	2,646	2.2	607	0.00	7.8

Adjusted figures	$94,509	$20,014	16.8%	$17,422	$0.10	20.7%

Nine Months Ended September 30, 2003

	Net Income	Earnings Per Share – Diluted

U.S. GAAP measure	$90,668	$0.53
Adjustments to exclude the effects of amortization	5,414	0.03

Adjusted figures	$96,082	$0.56

Nine Months Ended September 30, 2002

	Net Income	Earnings Per Share – Diluted

U.S. GAAP measure	$54,353	$0.30
Adjustments to exclude the effects of amortization	5,849	0.03

Adjusted figures	$60,202	$0.33

Forward-looking Guidance for the Three Months
Ended December 31, 2003

Earnings Per Share
Range – Diluted

U.S. GAAP measure	$0.17 to $0.19
Adjustments to exclude the effects of amortization	0.01

Adjusted figures	$0.18 to $0.20

Forward-looking Guidance for the 12 Months Ended
December 31, 2003

Earnings Per Share
Range – Diluted

U.S. GAAP measure	$0.70 to $0.72
Adjustments to exclude the effects of amortization	0.04

Adjusted figures	$0.74 to $0.76